Exhibit 23.1

L — B — B

LBB & ASSOCIATES LTD., LLP       —  —  —      CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated December 5, 2008, in this Registration Statement on Form S-1 of Tuffnell Ltd., for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ LBB & Associates Ltd., LLP

LLB & Associates Ltd., LLP

Houston, Texas

December 30, 2008

2500 WILCREST DRIVE, SUITE 150        —     HOUSTON, TEXAS  77042       —      TEL:  (713) 877-9944      —         FAX:  (713) 979-1735